EXHIBIT 4.1



NUMBER

SHARES

CROWN EQUITY HOLDINGS INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

PAR VALUE $0.001
COMMON STOCK

CUSIP NO. 22834M 30 5

THIS CERTIFIES THAT

SPECIMEN

FRONT

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE OF $0.001 EACH OF

CROWN EQUITY HOLDINGS INC.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.
Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

PRESIDENT

SECRETARY

CROWN EQUITY HOLDINGS INC.
CORPORATE
Seal
NEVADA

DATED:

Countersigned and Registered:

SIGNATURE STOCK TRANSFER, INC.
(Plano, Texas) Transfer Agent

By

Authorized Signature